Exhibit 4.11

COMSTOCK RESOURCES, INC.

and

the Subsidiary Guarantors named herein

____________________________

9½% Convertible Secured PIK Notes due 2020

____________________________

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 17, 2016

____________________________

american stock transfer & trust company, llc,

as Trustee

____________________________

This FIRST SUPPLEMENTAL INDENTURE, dated as of November 17, 2016 (this “Supplemental Indenture”) is among Comstock Resources, Inc., (the “Company”), each of the Subsidiary Guarantors (as defined in the Indenture referred to below) and American Stock Transfer & Trust Company, LLC, as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of September 6, 2016 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 9½% Convertible Secured PIK Notes due 2020 (the “Notes”) and the Additional Notes;

WHEREAS, Section 9.01(a)(4) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, without the consent of the Holders of the Notes, to cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any Holder; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1.Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2.Relation to Indenture.  This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3.Effectiveness of Supplemental Indenture.  This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

Section 4.Form of Notice of Conversion.  The Form of Notice of Conversion found on Page A-11 of Exhibit A to the Indenture is hereby deleted and replaced in its entirety with the contents of Exhibit A hereto.

Section 5.Ratification of Obligations.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6.The Trustee.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to the recitals contained herein, all of which are made exclusively by the Company and the Subsidiary Guarantors.

Section 7.Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.  Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

Comstock Resources, Inc.

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	President

Subsidiary Guarantors:

Comstock Oil & Gas, LP

By:Comstock Oil & Gas GP, LLC,
its general partner

By:Comstock Resources, Inc.,
its sole member

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns

Title:President

Comstock Oil & Gas - Louisiana, LLC

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns

Title:President

Comstock Oil & Gas GP, LLC

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns

Title:President

Comstock Oil & Gas Investments LLC

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns

Title:Manager

Comstock Oil & Gas Holdings, Inc.

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns

Title:President

Trustee:

American Stock Transfer & Trust Company, LLC, as Trustee

By:	/s/ PAUL H. KIM
Name:	Paul H. Kim

Title: Assistant General Counsel

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

TTo:	Comstock Resources, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note (which together with other Notes of the Holder being converted is at least $1,000 in aggregate principal amount and adjusted pro rata for amounts to be converted in integral multiples of $1.00 in excess thereof) below designated, into shares of Common Stock, in accordance with the terms of the Indenture referred to in the Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount thereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 12.04 of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies the Note.

In the case of Definitive Notes, the certificate numbers of the Notes to be converted are as set forth below:

Date:______________________________

______________________________
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_______________________
(Name)